Exhibit 99.1

333 West Wacker Drive
Chicago IL 60606
Tel: +1 312 897-4000

Contact	Matt Schuler	Date	October 16, 2019
Telephone:	+1-312-897-4192	Email:	matt.schuler@lasalle.com

JLL Income Property Trust
Expands Offering to Include 1031 Like-kind Exchange Solution

Chicago (October 16, 2019) - JLL Income Property Trust, an institutionally-managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX), announced today the launch of a 1031 tax-deferred exchange program designed to provide accredited investors with the opportunity to defer taxes on gains from the sale of appreciated real estate. This offering marks the first entry into the 1031 exchange market by a daily valued, perpetual NAV REIT advised by an institutional investment manager and sponsored by a global leader in commercial real estate services.  The JLL Exchange (JLLX) program will offer a series of private placements through the sale of interests in Delaware statutory trusts (DSTs) holding real properties sourced from Income Property Trust’s portfolio or from third parties.

Benefits of an Institutional 1031 Exchange Solution

•	Institutional investment management platform and track record.

•	Access to higher quality, larger and more broadly diversified property portfolio.

•	Long-term investment solution for investors no longer wanting to actively manage real estate.

•	Lower fees than typically charged to individual investors accessing the traditional 1031 marketplace.

Unmet Demand for Institutional 1031 Like-kind Solution
“Since the launch of our ground-breaking core daily NAV REIT investment program seven years ago, the request for a companion 1031 exchange offering has been the most asked for solution from financial advisors across our wirehouse, IBD and RIA distribution partners,” said Allan Swaringen, JLL Income Property Trust President and CEO.  He continued, “The investors and platforms we work with are keen to see more institutional quality managers and offerings in the 1031 space come to market.  As we revolutionized the historically high-fee, illiquid, non-traded REIT market back in 2012, today we aim to provide another evolutionary investment solution that prioritizes the goals and objectives of the investor first and foremost.”

An Expanding Yet Underserved Market
The 1031 like-kind exchange market continues to expand with sales, principally through the acceptance of the syndicated DST structure, expected to top $3 billion in originations in 2019, representing nine consecutive years of growth.  “Although the growth of syndicated 1031 sales is impressive, we believe it understates actual demand,” said Drew Dornbusch, Managing Director of LaSalle Investment Management and Head of its 1031 Exchange Platform. He added, “We believe the lower fees, higher quality properties, and institutional management offered by the JLLX platform will appeal to high net worth and ultra-high net worth property owners historically underserved by this market.  We also see this as a solution that can materially expand the range of solutions typically offered by financial advisors to their high net worth clients that have been long-term owners of real estate but no longer wish to actively manage it.”

1031 Solution Overview and History
The Revenue Act of 1921 authorized taxpayers selling appreciated investment real estate to defer taxes on capital gains by investing sale proceeds in similar “like-kind” property.  Congress later adopted specific requirements governing these transactions, codified as Section 1031 of the Internal Revenue Code.  Subsequent revisions to the tax code expanded the definition of “like-kind” property to include investments in fractional or co-ownership interests in real property, permitting Delaware statutory trusts (DSTs) to qualify as replacement property under Section 1031 and become the predominant solution in the market today.   Section 721 of the Internal Revenue Code provides an additional avenue of tax deferral for investors contributing appreciated property to a real estate operating partnership or UPREIT.  Under this type of a transaction, an operating partnership acquires a taxpayer’s property in exchange for operating partnership units.  The taxpayer realizes no gain from the transaction and subsequently owns a fractional interest in all properties held by the operating partnership.

Income Property Trust Expands Offering to Include 1031 Like-kind Exchange Solution
Through its Operating Partnership, JLL Income Property Trust will now offer beneficial interests in DSTs as “like-kind” property to investors.  Each DST will be governed by a trust agreement to be entered into among JLL Exchange, LaSalle Investment Management, Inc., the Company’s external advisor, the Operating Partnership (OP), a Delaware resident trustee and investors of the DST.  Pursuant to each trust agreement, the Operating Partnership will retain a fair market value purchase option giving it the right, but not the obligation, to acquire the beneficial interests from the investors any time after two years from the closing of the applicable DST Offering in exchange for units of the Operating Partnership or cash. After a one-year holding period, investors who acquire OP Units generally have the right to redeem all or a portion of their OP Units for, at the Company’s sole discretion, shares of the Company’s common stock, cash, or a combination of both.

LaSalle, as Advisor will be engaged to serve as the manager of each DST and will have primary responsibility for performing administrative actions in connection with the DST and any DST Property and generally has the discretion to determine when it is appropriate for a DST to sell a property, subject to the Operating Partnership’s FMV Option.  The Operating Partnership of JLL Income Property Trust will hold an option to acquire the DST property at a future date in connection with each DST offering. If the Operating Partnership exercises its purchase option, DST investors will automatically exchange their DST interests for units of the JLL Income Property Trust Operating Partnership, thereby converting their investments in a single DST asset into fractional ownership interests in an institutional-quality, diversified, $3 billion, 75 property portfolio of commercial real estate.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that gives investors access to a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

Source: According to Mountain Dell Consulting, LLC.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Income Property Trust (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
Jones Lang LaSalle Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing apartment, industrial, office and retail properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management, Inc., a member of the JLL group and advisor to JLL Income Property Trust, is one of the world’s leading real estate investment managers with approximately $68 billion equity and debt investments under management (as of Q2 2019). LaSalle’s diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open and closed-end funds, public securities and entity-level investments. LaSalle is a wholly-owned, operationally independent subsidiary of Jones Lang LaSalle Inc. (NYSE: JLL), one of the world’s largest real estate companies. For more information please visit www.lasalle.com.

Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.